DFAN14A
Filed by UNITE HERE
275 7th Avenue
New York, NY 10001

First released to shareholders on 4/30/2015

For important additional information, please see our definitive proxy statement filed 4/21/2015, at:

http://www.sec.gov/Archives/edgar/data/1034426/000103442615000046/chspdefc14aedgar042115.htm

Hotel Corporate Governance

PROMOTING SHAREHOLDER RIGHTS, PRESERVING STRATEGIC OPPORTUNITIES

Improving corporate governance in the sectors we know best.

Since 2012, UNITE HERE has proposed 26 shareholder proposals to improve shareholder rights in the Hospitality REIT sector. Two-thirds were substantially implemented before going to a vote.

As a result, not only have we seen companies remove many of their own takeover protections; we've also seen 7 of the 15 major Hospitality REITs opt out of Maryland's anti-takeover statutes – and we hope to see this number increase. Read more about **our record**.

What to expect in 2015:

This year, we have four proxy contests in the sector at

- **Ashford Hospitality Trust** (NYSE: AHT)
- **Chesapeake Lodging Trust** (NYSE: CHSP)
- **Hospitality Properties Trust** (NYSE: HPT)
- **Pinnacle Entertainment Inc.** (NYSE: PNK).

The Ashford group of companies has gone to unprecedented lengths to avoid shareholder votes on corporate governance and conflict-of-interest issues, suing us in Texas and Maryland to stop these. We are seeking to pursue an outcome to this dispute that is not only favorable to shareholders of that company, but also sets the best precedent for institutional shareholders more generally.

We are also pursuing proposals at 8 other Hospitality REITS. You can see **examples of the language we're pursuing here.**

UNITE HERE is a member of the Council of Institutional Investors (CII). Our members are beneficiaries of pensions with over $60 billion in investments.

Follow us on twitter

Search …

NEWS

Ashford Hospitality Trust sues to block shareholder votes on governance and conflicts-of-interest

April 30, 2015

Is Hospitality Properties Trust Committed to Annual Director Elections?

April 29, 2015

Chesapeake Lodging Trust

UNITE HERE is seeking shareholder approval for a series of proposals which strengthen shareholder rights at CHSP and position the company to take advantage of favorable strategic alternatives

Read our **Proxy**

View our **Slide Deck**

Follow us on twitter

Search …

NEWS

- **Ashford Hospitality Trust sues to block shareholder votes on governance and conflicts-of-interest**
  April 30, 2015
- **Is Hospitality Properties Trust Committed to Annual Director Elections?**
  April 29, 2015

Our Record

Since 2012, hospitality REITs have adopted a number of shareholder-friendly reforms as a result of our engagement. In most cases, companies have elected to adopt our proposed reforms in the course of engagement; those proposals proceeding to a shareholder vote have generally received majority support.

Ticker	Issue	Year	Majority support?	Implemented?
LHO	Declassify board	2013	N/A	Yes
FCH	Declassify board	2013	YES	
FCH	Declassify board	2014	N/A	Yes (needs supermajority ratification)
CHSP	Directors elected by majority vote; resignation policy	2013	N/A	Yes
AHT	Directors elected by majority vote; resignation policy	2013	YES	Yes (needs ratification)
BEE	Directors elected by majority vote; resignation policy	2013	N/A	Yes
RLJ	Directors elected by majority vote; resignation policy	2014	N/A	Yes
HPT	Eliminate supermajority voting standard for shareholder proposals	2012	YES	Yes (2014)
AHT	Independent director as Board Chair	2012	NO	Strengthened lead director role
CHSP	Opt out of Business Combinations Act	2013	N/A	Yes
RLJ	Opt out of Business Combinations Act	2014	N/A	Yes
CHSP	Opt out of Control Shares Act	2013	N/A	Yes
RLJ	Opt out of Control Shares Act	2014	N/A	Yes
SHO	Opt out of MUTA	2012	N/A	Yes (significantly)
CHSP	Opt out of MUTA	2013	N/A	Yes
HPT	Opt out of MUTA	2013	YES	
AHP	Opt out of MUTA	2013	YES	
HST	Opt out of MUTA	2013	N/A	Yes (significantly)
DHR	Opt out of MUTA	2013	N/A	Yes (significantly)
LHO	Opt out of MUTA	2014	N/A	Yes (significantly)
AHP	Opt out of MUTA	2014	N/A	Yes (subject to ratification)
RLJ	Opt out of MUTA	2014	N/A	Yes
MHGC	Redeem poison pill; shareholder approval of future pills	2012	N/A	Yes (reneged)
BEE	Redeem poison pill; shareholder approval of future pills	2012	N/A	Yes
MHGC	Redeem poison pill; shareholder approval of future pills	2013	YES	Yes (significantly)
SHO	Right to initiate bylaw amendments with majority vote	2014	N/A	Yes

Follow us on twitter

Search …

NEWS

Ashford Hospitality Trust sues to block shareholder votes on governance and conflicts-of-interest
April 30, 2015

Is Hospitality Properties Trust Committed to Annual Director Elections?
April 29, 2015